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                                                                      Exhibit 99


                                  NEWS RELEASE

      AMERICAN EAGLE OUTFITTERS ANNOUNCES 2-FOR-1 STOCK SPLIT; ADDITION OF
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         ROGER S. MARKFIELD TO THE BOARD OF DIRECTORS; AND COMPLETION OF
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                            CORPORATE REORGANIZATION
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WARRENDALE, PA, March 29, 1999 - American Eagle Outfitters, Inc. (NASDAQ: AEOS)
today announced that its Board of Directors has approved a two-for-one stock split of American Eagle Outfitters common stock. The additional shares will be distributed on May 3, 1999, to stockholders of record on April 23, 1999.

American Eagle also announced that Roger S. Markfield, the Company's President and Chief Merchandising Officer, was appointed to the Board of Directors on March 17, 1999.

Jay L. Schottenstein, Chairman of the Company, stated: "I am pleased to announce Roger Markfield's appointment to the Board of Directors. Roger has been an integral part of American Eagle's growth and success. He will make an excellent addition to our board."

The Company also announced the completion of its pending reorganization with Natco Industries, Inc., effective March 29, 1999. The reorganization has implemented a holding company structure for American Eagle without any other significant changes in the Company's business and operations.

American Eagle Outfitters, Inc. is a specialty retailer of all-American, casual apparel, accessories, and footwear for men and women between the ages of 16 and
34. The Company designs, markets, and sells its own brand of versatile, relaxed, and timeless classics like AE dungarees, khakis, and T-shirts, providing high quality merchandise at affordable prices. The Company currently operates 391 stores in 41 states.